Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 29, 2025, relating to the financial statements and financial highlights of Simplify Aggregate Bond ETF, Simplify Barrier Income ETF, Simplify Bond Bull ETF, Simplify China A Shares PLUS Income ETF, Simplify Currency Strategy ETF, Simplify Enhanced Income ETF, Simplify Health Care ETF, Simplify Hedged Equity ETF, Simplify High Yield ETF, Simplify Interest Rate Hedge ETF, Simplify Intermediate Term Treasury Futures Strategy ETF, Simplify MBS ETF, Simplify NEXT Intangible Core Index ETF, Simplify Short Term Treasury Futures Strategy ETF, Simplify Target 15 Distribution ETF, Simplify Treasury Option Income ETF, Simplify US Equity PLUS Bitcoin Strategy ETF, Simplify US Equity PLUS Convexity ETF, Simplify US Equity PLUS Downside Convexity ETF, Simplify US Equity PLUS Upside Convexity ETF, Simplify Opportunistic Income ETF, Simplify Propel Opportunities ETF, Simplify Volt TSLA Revolution ETF, Simplify Piper Sandler US Small-Cap PLUS Income ETF, Simplify Tara India Opportunities ETF, Simplify National Muni Bond ETF, Simplify Gamma Emerging Market Bond ETF, and Simplify Kayne Anderson Energy and Infrastructure Credit ETF, each a series of Simplify Exchange Traded Funds, and to the consolidated financial statement and consolidated financial highlights of Simplify Bitcoin Strategy PLUS Income ETF, Simplify Gold Strategy PLUS Income ETF, Simplify Multi-QIS Alternative ETF, Simplify Volatility Premium ETF, Simplify Commodities Strategy No K-1 ETF, and Simplify Managed Futures Strategy ETF, each a series of Simplify Exchange Traded Funds, which are included in Form N-CSR for the year or period ended June 30, 2025, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Other Service Providers”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Consolidated Financial Statements” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Simplify Government Money Market ETF, a series of Simplify Exchange Traded Funds, under the headings “Fund Service Providers” and in the Prospectus and “Other Service Providers”, “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 28, 2025